Exhibit 4.1

Execution Version

Smurfit Westrock plc,

Smurfit Westrock Financing DESIGNATED ACTIVITY COMPANY

and

SMURFIT KAPPA TREASURY UNLIMITED COMPANY,
as Issuers or Guarantors, as applicable, for each series of Notes from time to time,

the Guarantors named herein, as applicable, for each series of Notes from time to time,

and

Deutsche Bank Trust Company Americas,
as Trustee, Paying Agent, Transfer Agent and Registrar

____________________________

INDENTURE

DEBT SECURITIES

____________________________

November 21, 2025

SMURFIT WESTROCK PLC

SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

Reconciliation and tie between the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and the Indenture.

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	8.9
	(a)(2)	8.9
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	8.3, 8.7, 8.9, 8.10
§311	(a)	8.11
	(b)	8.11
§312	(a)	5.1, 5.2
	(b)	5.2
	(c)	5.2
§313	(a)	5.3
	(b)	5.3
	(c)	5.3
	(d)	5.3
§314	(a)	4.4
	(a)(4)	4.5
	(b)	Not Applicable
	(c)(1)	12.3
	(c)(2)	12.4
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.4
§315	(a)	8.1(b)
	(b)	8.5
	(c)	8.1(a)
	(d)	8.1(c)
	(d)(1)	8.1(c)(1)
	(d)(2)	8.1(c)(2)
	(d)(3)	8.1(c)(3)
	(e)	7.14
§316	(a)(1)(A)	7.8
	(a)(1)(B)	7.7
	(a)(2)	Not Applicable
	(a)(last sentence)	2.14
	(b)	7.15
	(c)	12.5
§317	(a)(1)	7.10
	(a)(2)	7.11
	(b)	4.3
§318	(a)	1.2

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

SCHEDULES

Schedule A	-	Subsidiary Guarantors

EXHIBITS

Exhibit A	-	Form of Global Note
Exhibit B	-	Form of Definitive Note

INDENTURE, dated as of November 21, 2025, among: (i) Smurfit Westrock plc (“Smurfit Westrock”), a public limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland, (ii) Smurfit Westrock Financing Designated Activity Company (“SWF”), a designated activity company incorporated under the laws of Ireland and a wholly-owned direct subsidiary of Smurfit Westrock, (iii) Smurfit Kappa Treasury Unlimited Company (“SKT” and, together with Smurfit Westrock and SWF, the “Issuers” and, each, an “Issuer”), a public unlimited company incorporated under the laws of Ireland and a wholly-owned indirect subsidiary of Smurfit Westrock, (iv) each of the other Guarantors (as defined below) and (v) Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar.

Each of the Issuers and the other Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of each Issuer’s senior debentures, notes or other evidences of indebtedness (herein called the “Notes”), to be issued in one or more series as provided in this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), which are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of each of the Issuers and the other Guarantors, in accordance with its terms, have been done.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions. For purposes of this Indenture, unless otherwise specifically indicated herein, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries. In addition, for purposes of the following definitions and this Indenture generally, all ratios and computations based on GAAP shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of Smurfit Westrock and its Subsidiaries prepared in conformity with GAAP. As used in this Indenture, the following terms shall have the following meanings:

“Act” shall have the meaning set forth in Section 12.5.

“Additional Amounts” shall have the meaning set forth in Section 4.7(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Paying Agent, Registrar or Transfer Agent.

“Applicable Law” shall have the meaning set forth in Section 12.15.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authenticating Agent” shall have the meaning set forth in Section 2.4.

“Authorized Agent” shall have the meaning set forth in Section 12.8.

“Bankruptcy Law” means (i) for purposes of the Issuer, any bankruptcy, insolvency, winding-up or other similar statute (including the relevant provisions of the Irish Companies Act 2014 and the examinership court protection procedure), regulation or provision of any jurisdiction in which the Issuer is organized or conducting business and (ii) for purposes of the Trustee and the Holders, Title 11, U.S. Code or any similar United States Federal, state or foreign law for the relief of creditors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficial Ownership”, “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to any limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” when used with reference to any Issuer or a Guarantor, means a duly authorized resolution of the Board of Directors of such Issuer or Guarantor, as applicable, certified by an Officer and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City, Dublin or London.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of a company, shares of such company;

(3)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(5)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided that debt securities convertible into interests specified in (1) through (5) above shall not be deemed “Capital Stock.”

“Change in Tax Law” shall have the meaning set forth in Paragraph 8 of any Note.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available (but which may give pro forma effect to the acquisition of any assets or liabilities following the end of such recent fiscal quarter up to and including the determination date), less the sum of:

(1)           the Ultimate Parent’s consolidated current liabilities as of such quarter end (other than (a) short-term borrowings and (b) long-term debt due within one year), determined on a consolidated basis in accordance with GAAP; and

(2)           the Ultimate Parent’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which the Ultimate Parent’s financial statements are available.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligation”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

“Covenant Defeasance” shall have the meaning set forth in Section 9.3.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.8.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit B.

“Dollar” and “$” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

“Depositary” means, with respect to Notes of any series issuable in whole or in part in the form of one or more Global Notes, (i) in the case of Notes denominated in Dollars, a Depositary registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 2.1 or (ii) in the case of Notes denominated in a Non-Dollar Currency, an entity or entities that is or are designated as the Depositary for such Notes as contemplated by Section 2.1.

“Event of Default” shall have the meaning set forth in Section 7.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executed Documentation” shall have the meaning set forth in Section 12.12.

“Existing Notes” means, as such term relates to a particular series of Notes, each series of senior notes issued by Smurfit Westrock or any of its Subsidiaries that is outstanding as of the original issue date of such series of Notes.

“Expiration Date” shall have the meaning set forth in Section 12.5.

“Fitch” means Fitch Ratings Inc., and its successors.

“GAAP” means generally accepted accounting principles in the United States; provided, however, that the Issuer or Smurfit Westrock (if not the Issuer) may elect, and notify the Trustee and the Holders of such election, that GAAP shall mean IFRS as in effect on the date of such election; provided, however, that following such election all computations based on GAAP and GAAP concepts contained in this Indenture will be computed in conformity with IFRS and IFRS concepts. Thereafter, the Issuer or Smurfit Westrock (if not the Issuer) may, at its option, elect to apply GAAP or IFRS and make all computations based on GAAP or IFRS, as applicable, on the basis of the foregoing provisions of this definition of GAAP. Notwithstanding anything to the contrary in this Indenture, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Global Notes” means the Notes issued in global form.

“Government Obligations” means, with respect to a series of Notes, direct obligations of the government that issues the currency in which the Notes of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

“guarantee” means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

“Guarantee” means any guarantee by a Guarantor of the Issuer’s obligations under this Indenture and the Notes of any series pursuant to the terms of this Indenture.

“Guarantee Obligations” shall have the meaning set forth in Section 11.1(a).

“Guarantors” means, with respect to each series of Notes, (i) Smurfit Westrock (when not the Issuer of the Notes) (ii) any Subsidiary Guarantor (including SWF and/or SKT, when not the Issuer of the Notes) that is a party to this Indenture as of the date hereof, and (iii) any additional Guarantor that at any time becomes a party to this Indenture in accordance with the provisions of this Indenture; in each case, until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor, and in all cases unless such party (a) shall be directly liable for principal of, premium, if any, and interest with respect to such series of Notes by virtue of being the Issuer thereof or (b) shall have been released from its Guarantee pursuant to Section 11.6 of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and (2) other similar agreements or arrangements designed to enable such Person to manage fluctuations in interest rates.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards as adopted by the European Union, International Financial Reporting Interpretations Committee.

“Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of:

(1)           borrowed money;

(2)           bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           banker’s acceptances, letters of credit and similar instruments;

(4)           Lease Obligations and Attributable Debt;

(5)           the deferred balance of the purchase price of any property which remains unpaid more than one year after such property is acquired, except any such balance that constitutes an accrued expense, a trade payable or a similar current liability; or

(6)           any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing and for the avoidance of doubt, the term “Indebtedness” shall not include: (1) Contingent Obligations in the ordinary course of business; (2) in connection with the purchase by Smurfit Westrock or any of its Subsidiaries of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; (3) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; and (4) any indebtedness, guarantee, indemnity or liability pursuant to or in connection with any fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or Value Added Tax (“VAT”) purposes.

The amount of any Indebtedness outstanding as of any date shall be:

(1)           the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount thereof in the case of any other Indebtedness.

In addition, Indebtedness of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)           such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a “Joint Venture”);

(2)           such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)           there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)	if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in consolidated interest expense to the extent actually paid by Smurfit Westrock or its Subsidiaries.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof, and includes the terms of a particular series of Notes established as contemplated by Section 2.1.

“Investment Grade” means (a) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (b) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (c) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Issuer” means any of Smurfit Westrock, SWF or SKT, as the issuer of a series of Notes pursuant to this Indenture. “Issuer” as used with respect to the Notes of any series shall mean only the Issuer of the Notes of that series.

“Issuer Order” means a written order or request signed in the name of the Issuer by (i) two Officers of the Issuer, one of whom must be the Chief Executive Officer, the President, the Chief Financial Officer or the Finance Director of the Issuer or any other Officer so authorized or (ii) two members of the Board of Directors of the Issuer, and delivered to the Trustee.

“Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Legal Defeasance” shall have the meaning set forth in Section 9.2.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-Dollar Currency” means any currency other than Dollars.

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Director of Smurfit Westrock (if not the Issuer), the Issuer or a Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers of Smurfit Westrock (if not the Issuer), the Issuer or a Guarantor, as applicable. In the case of an Officers’ Certificate delivered pursuant to Section 2.1 hereof, “Officers’ Certificate” means a certificate signed by two Officers of the Issuer and two Officers of each Guarantor.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements, futures contract, option contract, commodity futures contract, commodity option, commodity swap, commodity collar agreement, commodity cap agreements or other similar agreements or arrangements designed to enable such Person to manage the fluctuations in currency or commodity values.

“Paying Agent” shall have the meaning set forth in Section 2.6.

“Payor” means the Issuer or a successor thereof.

“Permitted Interest” means any Securitization Lien or other Lien that arises in relation to any securitization or other structured finance transaction where:

(1)           the primary source or payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets); and

(2)           recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets.

“Permitted Liens” means:

(1)           With respect to any particular series of Notes, Liens created for the benefit of or to secure such series of Notes or the Guarantees with respect to such series of Notes;

(2)           Liens in favor of Smurfit Westrock or any of its Subsidiaries;

(3)           Liens on property or assets or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with Smurfit Westrock or any of its Subsidiaries; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any Principal Property other than such property of the Person merged into or consolidated with Smurfit Westrock or any of its Subsidiaries;

(4)           Liens on property or assets or shares of stock existing at the time of acquisition thereof by Smurfit Westrock or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other property, assets or shares of stock, as applicable;

(5)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature or arising by operation of law incurred in the ordinary course of business;

(6)           Liens to secure certain development, construction, alteration, repair or improvement costs or to secure Indebtedness incurred to provide funds for the reimbursement of funds expended for the foregoing purposes; provided that the Liens securing such costs or Indebtedness shall not extend to any Principal Property other than that being so developed, constructed, altered, repaired or improved;

(7)           With respect to any particular series of Notes, Liens existing on the original issue date of such series of Notes;

(8)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith;

(9)           statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens arising by operation of law and in the ordinary course of business;

(10)         Liens incurred in connection with government contracts, including the assignment of moneys due or to become due thereon;

(11)         Liens securing Hedging Obligations or Other Hedging Agreements, in each case not for speculative purposes;

(12)         Liens arising in the ordinary course of business and not in connection with the borrowing of money or Liens to secure the payment of pension, retirement or similar obligations;

(13)         Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against Smurfit Westrock or any of its Subsidiaries relating to litigation being contested in good faith by appropriate proceedings;

(14)         Liens securing any Permitted Interest;

(15)         extensions, substitutions, replacements or renewals of any of the foregoing Indebtedness; provided that (i) such Indebtedness is not increased and (ii) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;

(16)         Liens incurred in connection with Lease Obligations (including any lease, concession, license of property, operating lease or other arrangement (or guarantee thereof) which are considered to be a finance lease or capital lease in accordance with ASC 842 or IFRS 16, as applicable);

(17)         Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by Smurfit Westrock or any of its Subsidiaries, or to secure any Indebtedness or obligation incurred by Smurfit Westrock or any of its Subsidiaries, prior to, at the time of, or within one-hundred-and-eighty (180) days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Indebtedness or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;

(18)         Liens pursuant to or in connection with any fiscal unity (fiscale eenheid) for Dutch corporate income tax and/or VAT purposes; and

(19)         Liens securing Indebtedness or other obligations in an amount not to exceed the greater of: (i) $2,500.0 million or (ii) 5.0% of the Consolidated Total Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment” when used with respect to the Notes of any series, means the place or places where the principal of and any premium, Additional Amounts, if any, and interest on the Notes of that series are payable as specified or contemplated by Section 2.1.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof or any production, processing or other similar equipment or machinery contained therein, owned or leased by Smurfit Westrock or any of its Subsidiaries, used primarily for manufacturing, the net book value on the books of the Ultimate Parent of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture, equipment or machinery (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors of the Ultimate Parent, is not of material importance to the total business conducted by the Ultimate Parent and its Subsidiaries taken as a whole.

“Rating Agency” means each of Moody’s, S&P, Fitch or any other nationally recognized statistical rating agency or agencies, as the case may be, but only to the extent that such Rating Agency is then engaged by the Ultimate Parent or the Issuer to provide a rating for the Notes.

“Record Date” means a record date specified in any Note.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and paragraphs 7 or 8 of the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and paragraphs 7 or 8 of the Notes.

“Register” shall have the meaning set forth in Section 2.6.

“Registrar” shall have the meaning set forth in Section 2.6.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Section 4.7(a).

“Restricted Lien” shall have the meaning set forth in Section 4.6.

“Revolving Facility Agreement” means (i) the multicurrency term and revolving facilities agreement, dated June 28, 2024, among, inter alios, Smurfit Westrock, Smurfit Kappa Investments Limited, as obligor’s agent and guarantor, the original borrowers party thereto, the guarantors party thereto, the lenders, bookrunners and mandated lead arrangers party thereto, and Wells Fargo Bank National Association, as agent, and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original facilities agent and lenders or another facilities agent or agents or other lenders and whether provided under the Revolving Facility Agreement or any other agreement or indenture).

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securitization Lien” means a customary back-up security interest granted as part of a sale, lease, transfer or other disposition of assets by Smurfit Westrock or any of its Subsidiaries to, either directly or indirectly, any issuer in a securitization or other structured finance transaction.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“SKT” shall have the meaning set forth in the preamble to this Indenture, or any successor entity.

“Smurfit Westrock” shall have the meaning set forth in the preamble to this Indenture, or any successor entity.

“Smurfit Westrock Successor” shall have the meaning set forth in Section 6.1.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.8.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that for purposes of Section 4.6 and Section 7.1(4), the term “Subsidiary” shall exclude (i) any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the operations of Smurfit Westrock or any of its Subsidiaries, (ii) any financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of the Ultimate Parent in its audited consolidated financial statements or (iii) any Subsidiary that is an issuer in a securitization or other structured financing transaction, so long as in the case of clauses (ii) or (iii) such Subsidiary does not own any Principal Property.

“Subsidiary Guarantors” means the Subsidiary Guarantors named in Schedule A hereto.

“Successor Issuer” shall have the meaning set forth in Section 6.1(1).

“SWF” shall have the meaning set forth in the preamble to this Indenture, or any successor entity.

“Tax Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the Notes.

“Taxes” shall have the meaning set forth in Section 4.7(a).

“TIA” means the United States Trust Indenture Act of 1939, as amended.

“Transfer Agent” shall have the meaning set forth in Section 2.6.

“Trust Officer” means any officer within Trust & Security Services (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Ultimate Parent” means any entity that serves as the ultimate parent company of the group of which the Issuer forms a part from time to time and any successor thereto. For the avoidance of doubt, as of the date of this Indenture, the Ultimate Parent shall be Smurfit Westrock.

SECTION 1.2. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means any series of Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on this indenture securities” means the Issuer or any other obligor on any series of Notes.

All other terms used in this Indenture (other than those defined herein) that are defined by the TIA, defined in the TIA by reference to another statute or defined by any Commission rule have the meanings therein assigned to them.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the TIA through the operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           the term “including” is not limiting;

(e)           words in the singular include the plural, and words in the plural include the singular;

(f)            provisions apply to successive events and transactions; and

(g)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE NOTES

SECTION 2.1. Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series.

There shall be established in or pursuant to Board Resolutions of the Issuer and the Guarantors, respectively, subject to Section 2.4, to the extent established pursuant to, rather than set forth in, a Board Resolution, in an Officers’ Certificate setting forth, or determining the manner of, such establishment, or established in one or more indentures supplemental hereto, prior to the issuance of the Notes of any series:

(1)           the Issuer and the Guarantors, if any, with respect to the Notes of such series;

(2)           the title of the Notes of such series (which shall distinguish the Notes of such series from Notes of all other series);

(3)           any limit upon the aggregate principal amount of the Notes of such series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.5, 2.6, 2.7, 3.7 or 10.4 and except for any Notes which, pursuant to Section 2.4, are deemed never to have been authenticated and delivered hereunder); provided that, unless otherwise provided, the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect;

(4)           the issue price or prices of originally issued Notes of such series, expressed as a percentage of the principal amount, and the original issue date;

(5)           the Person to whom any interest on a Note of such series shall be payable, if other than the Person in whose name that Note is registered at the close of business on the Record Date for such interest;

(6)           the maturity date and the date or dates on which the principal of the Notes of such series is payable;

(7)           the rate or rates at which the Notes of such series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the Record Date for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(8)           the place or places where, subject to the provisions of Section 4.2, the principal of, premium and Additional Amounts, if any, and interest on the Notes of such series shall be payable, the Notes of such series may be surrendered for registration, transfer, exchange or conversion and notices and demands to or upon the Issuer or the Guarantors in respect of the Notes of such series and this Indenture may be served;

(9)           the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of such series may be redeemed, in whole or in part, at the option of the Issuer (including pursuant to paragraphs 7 and 8 of the Notes) and, if other than by a Board Resolution, the manner in which any election by the Issuer to redeem the Notes shall be evidenced;

(10)         the obligation, if any, and the option, if any, of the Issuer to redeem or purchase any Notes of such series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Notes of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(11)         the terms and conditions for conversion or exchange of Notes of such series into preference shares of the Issuer or any Guarantor (including, if applicable, the rights, preferences and privileges of such preference shares) or ordinary shares of the Issuer or any Guarantor and the terms of any additional redemption rights of the Issuer relating to such terms and conditions for conversion or exchange;

(12)         the denominations in which the Notes of such series shall be issuable, if other than denominations of $200,000 and any integral multiple of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency));

(13)         if other than Dollars, the currency, currencies or currency units in which the principal of, premium or Additional Amounts, if any, and interest on the Notes of such series shall be denominated, payable, redeemable or purchasable and the manner of determining the equivalent thereof in Dollars for any purpose;

(14)         if the amount of principal of, premium or Additional Amounts, if any, or interest on the Notes of such series may be determined with reference to an index, or pursuant to a formula, the manner in which such amounts shall be determined;

(15)         if the principal of, premium or Additional Amounts, if any, or interest on the Notes of such series is to be payable, at the election of the Issuer, any Guarantor or a Holder thereof, in one or more currencies or currency units other than that or those in which the Notes are stated to be payable, the currency, currencies or currency units in which the principal of, premium or Additional Amounts, if any, and interest on the Notes of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(16)         if other than the entire principal amount thereof, the portion of the principal amount of Notes of such series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 7.2;

(17)         if the principal amount payable at maturity of the Notes of such series will not be determinable as of any one or more dates prior to the maturity, the amount which shall be deemed to be the principal amount of such Notes as of any such date for any other purpose hereunder or thereunder (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(18)         if the Issuer may from time to time without the consent of the Holders create and issue additional Notes of each issued series having the same terms and conditions in all respects (or in all respects except for the issue date, the first payment of interest thereon and/or issue price) as the issued series, so that such further issue shall be consolidated and form a single series with the Notes of any series or upon such terms as the Issuer may determine at the time of their issue;

(19)         the forms of the Notes of such series;

(20)         if applicable, that the Notes of such series, in whole or any specified part, shall be defeasible pursuant to this Indenture and, if other than by a Board Resolution, the manner in which any election by the Issuer to defease such Notes shall be evidenced;

(21)         if applicable, that the Notes of such series shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the Depositary for such Global Notes, the form of any legend or legends which shall be borne by any such Global Notes in addition to or in lieu of that set forth in Exhibits A and B hereto, and any circumstances in which the Notes may be registered in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof;

(22)         any addition to or change in the Events of Default that apply to the Notes of such series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 7.2;

(23)         any addition to or change in the covenants set forth in Article IV that apply to the Notes of such series;

(24)         whether the Notes of such series will be secured by any collateral and, if so, the terms and conditions upon which such Notes shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Issuer or any Guarantor;

(25)         the exchanges, if any, on which the Notes of such series may be listed; and

(26)         any and all other terms of the Notes of such series, including, but not limited to, any terms that may be required by or advisable under U.S. laws or regulations or otherwise included in connection with the marketing of Notes of such series.

All Notes of any particular series shall be substantially identical except as to issue date, issue price, date from which interest, if any, shall accrue, denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

Any such Board Resolutions, Officers’ Certificate or supplemental indenture referred to above with respect to Notes of any series delivered to the Trustee on or before the initial issuance of the Notes of such series shall be incorporated herein by reference with respect to Notes of such series and shall thereafter be deemed to be a part of this Indenture for all purposes relating to Notes of such series as fully as if such Board Resolutions, Officers’ Certificate or supplemental indenture were set forth herein in full.

All Notes of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Notes and issuances of additional Notes of such series or for the establishment of additional terms with respect to the Notes of such series, except as set forth under Section 10.2.

If any of the terms of the series or the guarantees thereof are established by action taken pursuant to a Board Resolution of the Issuer or the Guarantors, a copy of an appropriate record of such action shall be certified by any director, the Secretary or any person appointed by the Board of Directors of the Issuer or the Guarantors, as the case may be, each delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series or the guarantees thereof.

SECTION 2.2. Form and Dating. The Notes of each series and the notation relating to the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibits A or B. The Notes of each series may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuer. The Issuer and the Trustee shall approve the forms of the Notes of each series and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Trustee, the Registrar and the Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.3. Denominations. The Notes shall be issuable in such denominations as shall be specified as contemplated by Section 2.1. In the absence of any such provisions with respect to the Notes of any series, any Notes denominated in Dollars shall be issuable in denominations of $200,000 and integral multiples of $1,000 in excess thereof and any Notes denominated in a Non-Dollar Currency shall be issuable in denominations equivalent to $200,000 and integral multiples equivalent to $1,000 in excess thereof in that Non-Dollar Currency (in each case rounded to an integral multiple of 1,000 units of such Non-Dollar Currency).

SECTION 2.4. Execution, Authentication, Delivery and Dating. Two Officers shall sign, or one Officer and one member of the Board of Directors of the Issuer shall sign, or two members of the Board of Directors of the Issuer shall sign, or one Officer shall sign and one Officer, a Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, each Note for the Issuer by manual, facsimile or electronic signature.

If an Officer or member of the Board of Directors of the Issuer whose signature is on a Note was an Officer or member of such Board of Directors at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Issuer Order, shall authenticate and deliver such Notes. If the form or terms of the Notes of the series have been established by or pursuant to one or more Board Resolutions as permitted by Section 2.1, in authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a)           if the form or terms of such Notes have been established by or pursuant to a Board Resolution as permitted by Section 2.1, that such form or terms have been established in conformity with the provisions of this Indenture; and

(b)           that such Notes, when authenticated by the Trustee and issued and delivered by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles or other customary exceptions.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture in accordance with a Board Resolution will materially adversely affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 2.1 and of the preceding paragraph, if all Notes of a series are not to be originally issued at one time, it shall not be necessary, unless the Trustee reasonably determines otherwise, for the Issuer to deliver a Board Resolution, Officers’ Certificate or supplemental indenture otherwise required pursuant to Section 2.1 or the Issuer Order and Opinion of Counsel otherwise required pursuant to the third paragraph of this Section at or prior to the authentication of each Note of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Note of such series to be issued.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibits A and B executed by the Trustee by manual, facsimile or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.10, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes of any series. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee initially appoints the Registrar as Authenticating Agent of the Notes of each series and the Issuer hereby confirms that such appointment is acceptable to it. The Trustee may change an Authenticating Agent without prior notice to the relevant Holders; provided that such Authenticating Agent is acceptable to the Issuer of the relevant series of Notes.

SECTION 2.5. Temporary Securities. Pending the preparation of Definitive Notes of any series, the Issuer may execute, and upon an Issuer Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes of any series are issued, the Issuer will cause Definitive Notes of that series to be prepared without unreasonable delay. After the preparation of Definitive Notes of such series, the temporary Notes of such series shall be exchangeable for Definitive Notes of such series upon surrender of the temporary Notes of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Notes of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes of such series and tenor.

SECTION 2.6. Registration; Registration of Transfer and Exchange. The Issuer shall maintain an office or agency where (a) Definitive Notes may be presented or surrendered for registration of transfer or for exchange (such office or agency, the “Registrar”), (b) Global Notes (and Definitive Notes, if issued) may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands in respect of such Global Notes (and Definitive Notes, if issued) and this Indenture may be served. The Registrar shall keep a register (the “Register”) of the Definitive Notes and of their transfer and exchange. Notices and demands in respect of Global Notes shall be made by the Issuer in accordance with Section 12.1. The Issuer, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. For each series of Notes denominated in a Non-Dollar Currency, the applicable Issuer shall appoint a separate Paying Agent under a supplemental indenture, which supplemental indenture shall be in form and substance acceptable to such Paying Agent. Money held by such Paying Agent shall be held as banker, not subject to the UK FCA Client Money Rules, and need not be segregated except as required by law. The term “Paying Agent” includes any additional Paying Agent. The term “Registrar” includes any co-Registrar.

The Issuer initially appoints Deutsche Bank Trust Company Americas as Paying Agent, transfer agent (the “Transfer Agent”) and Registrar, until such time as any such entity has resigned or a successor has been appointed unless another Paying Agent is appointed prior to the time the Notes of any applicable series are first issued. In the event that a Paying Agent, Registrar or Transfer Agent is replaced, the Issuer will (so long as the Notes are Global Notes) provide written notice thereof to the Trustee in accordance with Section 12.1. The Issuer may change any Paying Agent, Registrar or Transfer Agent for a series of Notes without prior notice to the Holders thereof. Smurfit Westrock or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes.

Upon surrender for registration of transfer of any Note of a series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Notes of any series (except a Global Note) may be exchanged for other Notes of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.5, Section 3.7 or Section 10.4 not involving any transfer.

If the Notes of any series (or of any series and specified tenor) are to be redeemed in part, neither the Issuer nor the Trustee shall be required (A) to issue, register the transfer of or exchange any Notes of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The provisions of clauses (a), (b), (c) and (d) below shall apply only to Global Notes:

(a)           Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(b)           Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 2.1, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (1) such Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or, if applicable, has ceased to be a Depositary registered under the Exchange Act, and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer’s receipt of such notice, (2) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the Registrar has received a request from the Depositary to issue Definitive Notes in lieu of the Global Notes, (3) the Issuer shall determine in its sole discretion that Notes of a series issued in global form shall no longer be represented by a Global Note, or (4) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 2.1, then in any such case, such Global Note may be exchanged by such Depositary for Definitive Notes of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, registered in the names of, and the transfer of such Global Note or portion thereof may be registered to, such Persons as such Depositary shall direct. If the Issuer designates a successor Depositary pursuant to clause (1) above, such Global Note shall promptly be exchanged in whole for one or more other Global Notes registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Note or Global Notes and the provisions of clauses (a), (b), (c) and (d) of this Section shall continue to apply thereto.

(c)           Subject to clause (b) above and to such applicable provisions, if any, as may be specified as contemplated by Section 2.1, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(d)           Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Notes or any portion thereof, whether pursuant to this Section, Section 2.5, Section 2.7, Section 3.7 or Section 10.4 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

SECTION 2.7. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding and shall cancel and dispose of such mutilated Note in accordance with its customary procedures.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Issuer and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Note of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8. Payment of Interest; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 2.1 with respect to any series of Notes, interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes of such series (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee, in consultation with the Issuer, shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes of such series in the manner set forth in Section 12.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes of such series (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Issuer may make payment of any Defaulted Interest on the Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 2.6, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.9. Persons Deemed Owners. Except as otherwise contemplated by Section 2.1 with respect to any series of Notes, prior to due presentment for registration of transfer of any Definitive Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name such Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal of, premium and Additional Amounts, if any, and (subject to Section 2.6 and Section 2.8) any interest on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Note held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Note, and such Depositary may be treated by the Issuer, the Trustee, the Paying Agent, the Registrar or any co-Registrar as the absolute owner of such Global Note for all purposes whatsoever. None of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Beneficial Ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such Beneficial Ownership interests.

SECTION 2.10. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary procedures as directed by an Issuer Order, and the Trustee shall thereafter deliver to the Issuer a certificate with respect to such disposition.

SECTION 2.11. Computation of Interest. Except as otherwise specified as contemplated by Section 2.1 for Notes of any series, interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.12. CUSIP and ISIN Numbers. The Issuer, in issuing the Notes of any series, may use “CUSIP” or “ISIN” numbers (in addition to the other identification numbers printed on the Notes), if then in use, and, if so, the Trustee shall use such “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such “CUSIP” or “ISIN” numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such “CUSIP” or “ISIN” numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.13. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in any Global Note effected in accordance with the provisions hereof and those described in this Section 2.13 as not outstanding. Subject to Section 2.14, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note shall cease to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

If the principal amount of any Note is considered paid under Section 4.1, it shall cease to be outstanding and interest, and Additional Amounts, if any, on it shall cease to accrue.

If, on a Redemption Date or the maturity date of any series of Notes, the Paying Agent holds cash in Dollars or the applicable Non-Dollar Currency sufficient to pay all of the principal of, premium and Additional Amounts, if any, and interest on the Notes payable on that date, then on and after that date, the Notes will cease to be outstanding and interest and Additional Amounts, if any, on the Notes will cease to accrue.

For each series of Notes denominated in a Non-Dollar Currency, the principal amount of such Notes that shall be deemed to be outstanding and used to determine whether the necessary Holders have given any request, demand, authorization, direction, notice, consent or waiver shall be the Dollar equivalent, as determined by the Issuer of the relevant series of Notes by reference to the noon buying rate in New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York on the date of original issuance of such Notes, of the principal amount of such Notes.

SECTION 2.14. Treasury Notes. In determining whether the Holders of the required principal amount of any series of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

ARTICLE III

REDEMPTION

SECTION 3.1. Optional Redemption. Notes of any series that are redeemable before their maturity shall be redeemable, as a whole or from time to time in part, in accordance with their respective terms and (except as otherwise specified as contemplated by Section 2.1 for Notes of any series) in accordance with this Article III. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to any series of Notes, except as may be specified as contemplated by Section 2.1 for such series.

SECTION 3.2. Election to Redeem; Notices to Trustee. The election of the Issuer to redeem any Notes shall be established in or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified, in each case, as contemplated by Section 2.1 for such Notes.

Except as otherwise established in or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified, in each case, as contemplated by Section 2.1 for such Notes, if the Issuer elects to redeem the Notes of a series pursuant to paragraphs 7 or 8 of such Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of such Notes to be redeemed at least 10 days (unless a shorter period is acceptable to the Trustee and the applicable Paying Agent) but not more than 60 days (unless a longer period is acceptable to the Trustee and the applicable Paying Agent) before the Redemption Date. The Issuer shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed. Any such notice may be canceled at any time prior to the mailing of such notice of redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.3. Selection of Notes to Be Redeemed. Except as otherwise established in or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified, in each case, as contemplated by Section 2.1 for such Notes, if less than all of the Notes of a series are to be redeemed pursuant to their terms or the terms of this Indenture at any time, the Trustee or the Registrar will select Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, and in compliance with the requirements of the Depositary, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through the Depositary or the Depositary prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $200,000 in aggregate principal amount or less, or other than in an integral multiple of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency)), shall be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise specified as contemplated by Section 2.1 for Notes of any series, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

SECTION 3.4. Notice of Redemption. Except as otherwise established in or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified, in each case, as contemplated by Section 2.1 for such Notes, notice of redemption shall be given by first-class mail, postage prepaid, mailed or otherwise in accordance with the applicable procedures of the Depositary not less than 10 nor more than 60 days prior to the Redemption Date (or within such period as otherwise specified as contemplated by Section 2.1 for the relevant Notes), to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Register.

Except as otherwise established in or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified, in each case, as contemplated by Section 2.1 for such Notes, all notices of redemption shall identify the Notes to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the Redemption Prices, including the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(c)           the Record Date;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, including accrued and unpaid interest, if any, and Additional Amounts, if any;

(f)            that, unless the Issuer defaults in making the redemption payment, interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(g)           (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

(h)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(i)            the paragraph of the Notes pursuant to which such Notes are to be redeemed;

(j)            the CUSIP or ISIN, and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN, if any, listed in such notice or printed on such Notes; and

(k)           whether the redemption is conditional on any events and, if so, a detailed explanation of such conditions.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Issuer. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or otherwise in accordance with the applicable procedures of the Depositary or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent included at the Issuer’s discretion shall be satisfied (or waived by the Issuer) or the Redemption Date may not occur and such notice may be rescinded if all such conditions precedent included at the Issuer’s discretion shall not have been satisfied (or waived by the Issuer). In addition, such notice may provide that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person.

SECTION 3.5. Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption, subject to the satisfaction of any applicable conditions, shall become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest, if any, and Additional Amounts, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.6. Deposit of Redemption Price. Except as otherwise established in or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified, in each case, as contemplated by Section 2.1 for such Notes, with respect to the Notes of a series denominated in Dollars, prior to 10:00 a.m., New York time, and, with respect to the Notes of a series denominated in any Non-Dollar Currency, prior to 11:00 a.m., London time, or as advised by the applicable Paying Agent in relation to any Non-Dollar Currency other than euro and pounds sterling, or, in each case, such other time as may be agreed by the Issuer of the relevant series of Notes and the applicable Paying Agent, on the Redemption Date, subject to the satisfaction of any applicable conditions, the Issuer shall deposit with the Trustee or its designated Paying Agent in immediately available funds money sufficient to pay the Redemption Price, including any premium, if applicable, accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any funds so deposited which is not required for that purpose upon the written request of the Issuer.

For the avoidance of doubt, the calculation or determination of the Redemption Price, and any applicable premium, shall not be the obligation or responsibility of the Trustee or Paying Agent.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price, including any premium, if applicable, accrued and unpaid interest, if any, and Additional Amounts, if any, interest and Additional Amounts, if any, on the Notes to be redeemed will cease to accrue on and after the Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after a Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Additional Amounts, if any, shall be paid on the unpaid principal from the Redemption Date until such principal is paid at the rate provided in the Note.

SECTION 3.7. Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and upon receipt of an Issuer Order the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of $200,000 or an integral multiple of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency)). Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of $200,000 or an integral multiple of $1,000 in excess thereof.

ARTICLE IV

COVENANTS

SECTION 4.1. Payment of Notes. The Issuer shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes of each series in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or the Paying Agent (i) holds, with respect to the Notes of a series denominated in Dollars, prior to 10:00 a.m., New York time, and, with respect to the Notes of a series denominated in any Non-Dollar Currency, prior to 10:00 a.m., London time, or as advised by the applicable Paying Agent in relation to any Non-Dollar Currency other than euro and pounds sterling, on that date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the installment in full and (ii) is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

SECTION 4.2. Maintenance of Office or Agency. The Issuer shall maintain in each Place of Payment for any series of Notes an office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of such Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that, with respect to any series of Notes issued in a Non-Dollar Currency, any such presentations, surrenders, notices and demands may be made or served at the address of the Paying Agent for such series of Notes. The Issuer and each Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 4.3. Money for Notes Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of, premium or Additional Amounts, if any, and interest on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium and Additional Amounts, if any, and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Notes, it will, on or prior to 10:00 a.m., New York City time, with respect to the Notes of a series denominated in Dollars, or 10:00 a.m., London time, with respect to the Notes of a series denominated in any Non-Dollar Currency, or as advised by the applicable Paying Agent in relation to any Non-Dollar Currency other than euro and pounds sterling, on each due date of the principal of, premium or Additional Amounts, if any, and interest on any Notes of that series, deposit (or, if the Issuer has deposited any trust funds with a trustee pursuant to Section 9.4(a), cause such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the TIA, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of, premium and Additional Amounts, if any, or interest on the Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes of that series) in the making of any payment of principal of, premium and Additional Amounts, if any, or interest on the Notes of that series; and (3) during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes of that series.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from any further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of, premium and Additional Amounts, if any, or interest on any Note of any series and remaining unclaimed for two years after such principal of, premium and Additional Amounts, if any, or interest on such Note has become due and payable shall be paid to the Issuer on request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 4.4. Reports by the Issuer and the Guarantors. If any of the Issuer or a Guarantor is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer or such Guarantor, as applicable, shall file with the Trustee and transmit to Holders, within 15 days after it files the same with the Commission, copies of the annual reports, information, documents and other reports that the Issuer or the Guarantor, as applicable, is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or any other rules and regulations prescribed by the Commission. The Issuer or the Guarantor, as applicable, shall be deemed to have furnished such reports, information and documents referred to in this Section 4.4 to the Trustee and the Holders if the Issuer or the Guarantor, as applicable, has filed such reports, information and documents with the Commission via the EDGAR filing system or any successor system and such reports, information and documents are publicly available. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee shall have no obligation to determine if and when the Issuer’s statements or reports are publicly available and accessible electronically.

SECTION 4.5. Statements as to Compliance. The Issuer and the Guarantors shall deliver to the Trustee, within 180 days after the end of each fiscal year of the Ultimate Parent, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer and the Guarantors (complying with Section 314(a)(4) of the TIA), stating that:

(1)           a review of the activities of the Issuer and the Guarantors during such year and of performance under this Indenture has been made under his or her supervision; and

(2)           to the best of his or her knowledge, based on such review, the Issuer and the Guarantors are in compliance with all conditions and covenants under this Indenture.

For purposes of this Section 4.5, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 4.6. Negative Pledge. So long as any Notes of a particular series are outstanding, Smurfit Westrock shall not, and shall not permit any of its Subsidiaries to, secure any Indebtedness for money borrowed by placing a Lien (other than a Permitted Lien) on any Principal Property now or hereafter owned or leased by Smurfit Westrock or any of its Subsidiaries or on any shares of stock of any of their respective Subsidiaries (a “Restricted Lien”) without equally and ratably securing (or securing on a senior basis, in the case of a Lien securing Indebtedness that is by its terms expressly subordinated to the Notes of such series or any Guarantee) all of the Notes of such series, unless after giving effect thereto the aggregate principal amount of all such Indebtedness secured by a Restricted Lien then outstanding would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The restrictions set forth in the preceding sentence shall not apply to any Permitted Lien, and all Indebtedness secured by a Permitted Lien shall be excluded in computing the amount of Indebtedness secured by a Lien outstanding for purposes of this Section 4.6.

Any Lien created for the benefit of the holders of the Notes of any series pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Indebtedness that gave rise to the obligation to so secure such Notes.

SECTION 4.7. Additional Amounts.

(a)           With respect to any series of Notes, if any deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of (i) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority thereof or therein having power to tax, or (ii) any jurisdiction from or through which payment on the Notes of such series or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (i) and (ii), a “Relevant Taxing Jurisdiction”), shall at any time be required from any payments made with respect to the Notes of such series or the Guarantees, including payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, shall pay (together with such payments) such additional amounts pursuant to Paragraph 2 of the Notes (“Additional Amounts”).

(b)           The Payor and each Guarantor or successor Guarantor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon written request, the Payor and each Guarantor shall use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each Holder. The Payor and each Guarantor or successor Guarantor shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

(c)           At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Notes of any series or the Guarantees is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers’ Certificate described in this Section 4.7, the Issuer shall furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and the Paying Agent that such payment of principal, premium, if any, or interest on the Notes (whether or not in the form of Definitive Notes) or any Guarantee shall be made to the Holders with withholding or deduction (but only in case such payment shall be made with such withholding or deduction) for, or on account of, Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction.

(d)           Wherever in this Indenture or the Notes of such series there are mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with a purchase of Notes, (iii) interest or (iv) any other amount payable on or with respect to the Notes of such series or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described in this Indenture and such Notes to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)           The Issuer shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without negligence, willful default or fraud on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished to them pursuant to this Section 4.7.

(f)            Obligations under this Section 4.7 shall survive any termination, defeasance or discharge of this Indenture.

SECTION 4.8. Payment of Non-Income Taxes and Similar Charges. The Payor and each Guarantor or successor Guarantor shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes of any series or any other document or instrument referred to herein or therein (other than a transfer of Notes subsequent to the initial offering of such Notes), or the receipt of any payments with respect to the Notes of any series, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes of such series, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to such Notes. Obligations under this Section 4.8 will survive any termination, defeasance or discharge of this Indenture.

ARTICLE V

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE

SECTION 5.1. Issuer and Guarantors to Furnish Trustee Names and Addresses of Holders. The Issuer and the Guarantors will furnish or cause to be furnished to the Trustee:

(a)           semi-annually, not more than 15 days after each Record Date, a list for each series of Notes, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Notes of such series as of such Record Date; and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer or a Guarantor, as applicable, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar for the Notes of a series, no such list need be furnished with respect to such series of Notes.

SECTION 5.2. Preservation of Information; Communications to Holders. Subject to compliance with its obligations pursuant to Section 312 of the TIA, the Trustee (i) shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar and (ii) may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or any series of Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

Every Holder of Notes, by receiving and holding the same, agrees with the Issuer, the Guarantors and the Trustee that none of the Issuer, the Guarantors, the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

SECTION 5.3. Reports by Trustee to Holders. Within 60 days after (i) the first anniversary of the first date of issuance of any series of Notes hereunder and (ii) each anniversary of such date, the Trustee shall transmit to each Holder a brief report dated as of such date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit all reports as required by Section 313(c) of the TIA and comply with Section 313(d) of the TIA.

ARTICLE VI

SUCCESSOR CORPORATION

SECTION 6.1. Consolidation, Merger or Sale of Assets. The Issuer shall not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)           either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the issue date of the applicable series of Notes;

(2)           the Successor Issuer (if other than the Issuer) assumes all the obligations of the Issuer under the applicable series of Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default or Event of Default exists; and

(4)           each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of this Indenture and the applicable series of Notes (unless such Guarantee shall be released in connection with the transaction and otherwise in compliance with this Indenture).

Smurfit Westrock (if it is not the Issuer, otherwise the prior paragraph shall apply to Smurfit Westrock as the Issuer) shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Smurfit Westrock is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Smurfit Westrock and its Subsidiaries taken as a whole, in one or more related transactions, to another Person (other than the Issuer or another Guarantor) unless:

(1)           Smurfit Westrock (or the Person formed by or surviving any such consolidation or merger (if other than Smurfit Westrock) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Smurfit Westrock Successor”)) shall have by supplemental indenture confirmed its Guarantee shall continue to apply to the Issuer’s obligations in respect of this Indenture and the applicable series of Notes or, in the case of a Smurfit Westrock Successor, expressly assumed all the obligations of Smurfit Westrock under its Guarantee under this Indenture and the applicable series of Notes;

(2)           either (i) Smurfit Westrock is the surviving company; or (ii) the Smurfit Westrock Successor is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the issue date of the applicable series of Notes; and

(3)           immediately after such transaction, no Default or Event of Default exists.

For purposes of this Section 6.1, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Person, which properties and assets, if held by such Person instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

SECTION 6.2. Successor Corporation Substituted. If any consolidation, merger, sale, assignment, transfer, conveyance or disposition as described in Section 6.1 is consummated without causing an Event of Default, then the Successor Issuer or Smurfit Westrock Successor, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, in the case of a Successor Issuer, or Smurfit Westrock, in the case of a Smurfit Westrock Successor, under this Indenture with the same effect as if such Successor Issuer had been named as the Issuer herein or as if such Smurfit Westrock Successor had been named as Smurfit Westrock herein, as applicable, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation shall be relieved of all further obligations and covenants under this Indenture and the applicable series of Notes.

ARTICLE VII

DEFAULT AND REMEDIES

SECTION 7.1. Events of Default. Except as otherwise established in or pursuant to a Board Resolution or an Officers’ Certificate or in another manner specified, in each case, as contemplated by Section 2.1 for such Notes, whenever used herein with respect to the Notes of a series issued under this Indenture, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)           a default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, such series of Notes;

(2)           a default in payment when due of the principal of, or premium, if any, on such series of Notes;

(3)           a failure by Smurfit Westrock or any of its Subsidiaries for 90 days after notice by the Trustee or by the Holders of at least 25% in principal amount of such series of Notes to comply with any of the other agreements in this Indenture;

(4)           (A) a court having jurisdiction in the premises having entered a decree or order for (i) relief in respect of the Issuer, Smurfit Westrock (if not the Issuer) or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Ultimate Parent and its Subsidiaries), would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, Smurfit Westrock (if not the Issuer) or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Ultimate Parent and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, Smurfit Westrock (if not the Issuer) or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Ultimate Parent and its Subsidiaries), would constitute a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer, Smurfit Westrock (if not the Issuer) or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Ultimate Parent and its Subsidiaries), would constitute a Significant Subsidiary and, in each case, such decree or order remaining unstayed and in effect for a period of 30 consecutive days; or (B) the Issuer, Smurfit Westrock (if not the Issuer) or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Ultimate Parent and its Subsidiaries), would constitute a Significant Subsidiary (i) having commenced a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consented to the entry of an order for relief in an involuntary case under any such law, (ii) having consented to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, Smurfit Westrock (if not the Issuer) or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Ultimate Parent and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, Smurfit Westrock (if not the Issuer) or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Ultimate Parent and its Subsidiaries), would constitute a Significant Subsidiary or (iii) having effected any general assignment for the benefit of creditors; or

(5)           any other Event of Default provided as contemplated by Section 2.1 with respect to such series of Notes.

An Event of Default with respect to any series of Notes would not necessarily constitute an Event of Default with respect to any other series of Notes.

SECTION 7.2. Acceleration. If an Event of Default arising under Section 7.1(4) occurs and is continuing with respect to the Notes of any series then outstanding, the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all outstanding Notes of such series shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of the Notes of such series subject to the Event of Default then outstanding) shall, by notice in writing to the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may, by notice in writing to the Issuer and the Trustee, declare all Notes of such series to be due and payable, and any such notice shall specify the respective Event of Default and that such notice is a “notice of acceleration”, and the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all outstanding Notes of such series shall become immediately due and payable.

SECTION 7.3. Other Remedies. If an Event of Default occurs and is continuing with respect to the Notes of any series then outstanding, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest or Additional Amounts, if any, on the Notes of such series subject to the Event of Default or to enforce the performance of any provision of such Notes or this Indenture.

SECTION 7.4. The Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any series may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto.

SECTION 7.5. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes of any series is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 7.6. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

SECTION 7.7. Waiver of Past Defaults. Subject to Section 10.2, at any time after a declaration of acceleration with respect to a series of Notes as described in Section 7.2, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of such series by written notice to the Trustee, may, on behalf of the Holders of all the Notes of such series, waive any existing Default or Event of Default (except with respect to a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Amounts, if any, and other monetary obligations on such Notes) and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest, Additional Amounts, if any, and other monetary obligations on such Notes that have become due solely by such declaration of acceleration have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Default or Event of Default in the payment of principal of, premium and Additional Amounts, if any, and interest on such Notes held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of each Holder affected. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders of the applicable series of Notes has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived with respect to a series of Notes, it is cured and ceases with respect to such Notes.

SECTION 7.8. Control by Majority. Subject to Section 2.14, the Holders of not less than a majority in principal amount of the outstanding Notes of a series may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes of such series. Subject to Section 8.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of the Notes of such series, or that would involve the Trustee in liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security to its satisfaction against all losses, liabilities, costs and expenses incurred by it in taking or not taking such action.

SECTION 7.9. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, interest when due and Additional Amounts, if any, no Holder may pursue any remedy with respect to this Indenture or the Notes of any series, unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)           such Holders have offered the Trustee indemnity or security to its satisfaction against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)           the Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 7.10. Collection Suit by Trustee. If an Event of Default in the payment of principal, premium, if any, interest or Additional Amounts, if any, specified in clause (1) or clause (2) of Section 7.1 occurs and is continuing with respect to the Notes of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes of such series for the whole amount of principal and accrued interest remaining unpaid and Additional Amounts, if any, thereon and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.6.

SECTION 7.11. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders of any series of Notes allowed in any judicial proceedings relating to the Issuer, its creditors or its property or other obligor on the Notes of such series, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, accountants and experts, and any other amounts due the Trustee under Section 8.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts, and any other amounts due the Trustee under Section 8.6 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes of such series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 7.12. Priorities. If the Trustee collects any money or property pursuant to this Article VII, it shall pay out the money or property in the following order:

First: To the Trustee, the Agents and their agents and attorneys for amounts due under Section 8.6, including payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: To Holders of the applicable series of Notes for amounts due and unpaid on the affected Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: To the Issuer or any other obligor of the applicable series of Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and a payment date for any payment to Holders pursuant to this Section 7.12; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 7.12.

SECTION 7.13. Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 7.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.14 does not apply to a suit by the Trustee or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes of any series.

SECTION 7.15. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium and Additional Amounts, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes of such series shall not be impaired or affected without the consent of such Holder.

ARTICLE VIII

TRUSTEE

SECTION 8.1. Duties of Trustee. (a)  If an Event of Default of which a Trust Officer of the Trustee has received written notice has occurred and is continuing with respect to the Notes of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes of such series unless they shall have offered to the Trustee indemnity or security to its satisfaction against any loss, liability, cost or expense.

(b)           Except during the continuance of an Event of Default with respect to any series of Notes of which a Trust Officer of the Trustee has received written notice:

(1)            The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)            In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section 12.3 furnished to the Trustee or the Agents and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own fraud or willful misconduct, except that:

(1)            This paragraph does not limit the effect of subsection (b) of this Section 8.1.

(2)            Neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

(3)            The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.

(d)           No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.1.

(f)            Neither the Trustee nor the Agents shall be liable for interest on any money received by them except as the Trustee and any Agent may agree in writing with the Issuer. Money held by the Trustee in trust or by any Agent need not be segregated from other funds except to the extent required by law.

(g)           Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee or any Agent shall be subject to the provisions of this Section 8.1.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent, custodian and other person employed to act hereunder.

SECTION 8.2. Rights of Trustee. Subject to Section 8.1:

(a)           The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agents, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agents, as the case may be, shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Issuer, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s Trust & Security Services office has actual knowledge thereof or unless written notice thereof is received by the Trustee, Attention: Trust & Agency Services and such notice references the Notes of the applicable series generally, the Issuer or this Indenture.

(b)           Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Issuer Order and any resolution of the Board of Directors of the Issuer, as the case may be, may be sufficiently evidenced by a Board Resolution.

(c)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 12.3 and 12.4. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(d)           The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(e)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or fraud.

(f)            The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)           Subject to Section 10.2, the Trustee may (but shall not be obligated to), without the consent of the Holders of any series of Notes, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of such series at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder of such series of Notes. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 8.3. Individual Rights of Trustee. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of the Notes of any series and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee or an Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b)(1) of the TIA, it must eliminate such conflict within 90 days or resign; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest of participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met, other than the fact that such indentures are not described herein. Any Agent may do the same with like rights. The Trustee must comply with Sections 8.9 and 8.10.

SECTION 8.4. Trustee’s Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, any series of Notes, any Guarantee or any offering materials related to this Indenture or any series of Notes; it shall not be accountable for the Issuer’s use of the proceeds from the Notes of any series or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Issuer, or any document issued in connection with the sale of the Notes of any series or any statement in the Notes of any series other than the Trustee’s certificate of authentication.

SECTION 8.5. Notice of Default. If an Event of Default with respect to the Notes of any series occurs and is continuing and a Trust Officer of the Trustee has received written notice of such event, the Trustee shall mail to each Holder of the Notes of such series, as their names and addresses appear in the Register, notice of the uncured Default or Event of Default within 60 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Additional Amounts, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes of such series.

SECTION 8.6. Compensation and Indemnity. The Issuer shall pay to the Trustee and the Agents from time to time such reasonable compensation as the Issuer and the Trustee shall from time to time agree upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Agents upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence, willful misconduct or fraud. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.4 hereof.

The Issuer agrees to pay the reasonable fees and expenses of the Trustee’s legal counsel in connection with its review, preparation and delivery of this Indenture and related documentation.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ Affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without negligence, willful misconduct or fraud on its part, as determined by a court of competent jurisdiction in a final non-appealable decision in connection with acceptance of administration of this trust and performance of its duties under this Indenture, including the reasonable expenses and attorneys’ fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which they may seek indemnity. However, the failure by the Trustee or an Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer may defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuer’s expense. The Trustee or such Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 8.6, the Trustee and the Agents shall have a senior Lien prior to the Notes of each series against all money or property held or collected by the Trustee and the Agents, in their respective capacities as Trustee or Agents, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, or interest on the Notes of any series.

The Issuer’s obligations under this Section 8.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer’s obligations pursuant to Article IX and any rejection or termination under any Bankruptcy Law.

SECTION 8.7. Replacement of Trustee. The Trustee and any Agent may resign at any time upon 30 days’ prior written notice to the Issuer. The Holders of a majority in principal amount of the outstanding Notes of any series may remove the Trustee or any Agent with respect to such series by so notifying the Issuer and the Trustee or such Agent, as the case may be, in writing and may appoint a successor trustee or agent with respect to such series with the Issuer’s consent. A resignation or removal of the Trustee or any Agent and the appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this Section 8.7. The Issuer may remove the Trustee or an Agent if:

(1)           the Trustee or the Agent, as the case may be, fails to comply with Section 8.9;

(2)           the Trustee or the Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or the Agent, as the case may be, under any Bankruptcy Law;

(3)           a receiver or other public officer takes charge of the Trustee or the Agent, as the case may be, or its respective property; or

(4)           the Trustee or the Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Issuer shall notify each Holder of the applicable series of Notes of such event and shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes of such series may, with the Issuer’s consent, appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer. Immediately thereafter, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 8.6, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 8.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. A successor Trustee or Agent shall mail notice of its succession to each Holder of the applicable series of Notes.

If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, (i) the retiring Trustee or Agent (as the case may be), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent or (ii) the retiring Trustee or Agent may appoint a successor Trustee or Agent, as applicable, at any time prior to the date on which a successor Trustee or Agent takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.

If the Trustee or any Agent, after written request by any Holder of the applicable series of Notes who has been a Holder for at least six months, fails to comply with Section 8.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or any Agent pursuant to this Section 8.7, the Issuer’s obligations under Section 8.6 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Issuer shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 8.6 upon such replacement or removal.

SECTION 8.8. Successor Trustee by Merger, etc. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation or banking association, the resulting, surviving or transferee corporation, without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee or Agent. In case Notes of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 8.9. Eligibility; Disqualification. There shall at all times be one (and only one) Trustee hereunder with respect to the Notes of each series, which may be Trustee hereunder for Notes of one or more other series. Each Trustee shall be a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition. The Trustee shall not be deemed to have a conflict of interest under or in respect of its duties under this Indenture except and to the extent provided for in Section 310(b)(1) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met, other than the fact that such indentures are not described herein.

SECTION 8.10. Disqualification; Conflicting Interests. Within 90 days after becoming aware that a material conflict of interest exists between the Trustee’s role as a trustee and any other capacity, the Trustee shall either (i) eliminate such conflict of interest or (ii) resign from office; provided, however, that this Indenture, the Notes of any series and the Guarantees shall remain valid notwithstanding a material conflict of interest of the Trustee.

SECTION 8.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) and 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

SECTION 8.12. Force Majeure. In no event shall the Trustee or any Agent, in each of its capacities hereunder, be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, epidemics, pandemics, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services or the obligations contemplated by this Indenture.

SECTION 8.13. Consequential Loss. Notwithstanding anything to the contrary in this Indenture, in no event shall the Trustee or any Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or such Agent has been advised of such loss or damage and regardless of the form of action.

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 9.1. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes of any series, elect to have either Section 9.2 or 9.3 be applied to all outstanding Notes of such series upon compliance with the conditions set forth below in this Article IX.

SECTION 9.2. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 9.1 of the option applicable to this Section 9.2 with respect to Notes of any series, the Issuer shall be deemed to have been discharged from its obligations with respect to the outstanding Notes of such series and the Guarantors shall be deemed to have been discharged from their obligations with respect to their Guarantees of the Notes of such series, in each case on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes of such series and such Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.6, Section 9.8 and the other Sections of this Indenture referred to below in this Section 9.2, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture and cured all then existing Events of Default (in each case with respect to the Notes of such series) (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due (including on a Redemption Date) from the trust created pursuant to this Indenture;

(2)            the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith set forth in Article VIII hereof; and

(4)            this Article IX and the obligations set forth in Section 9.6 hereof.

Subject to compliance with this Article IX, the Issuer may exercise its option under Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 with respect to the Notes of any series. If the Issuer exercises its Legal Defeasance option with respect to the Notes of any series, payment of the Notes of such series may not be accelerated because of an Event of Default.

SECTION 9.3. Covenant Defeasance. Upon the Issuer’s exercise under Section 9.1 of the option applicable to this Section 9.3 with respect to the Notes of any series, (a) the Issuer and the Guarantors shall be released from their obligations under Sections 4.4, 4.6 and 6.1 and any covenants provided pursuant to Section 2.1(23), 10.1(b) or 10.1(g) for the benefit of the Holders of such Notes and (b) the occurrence of any event specified in Sections 7.1(3) (insofar as it relates to Sections 4.4, 4.6 and 6.1 and any covenants provided pursuant to Section 2.1(23), 10.1(b) or 10.1(g)) or 7.1(5) shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 9.4 are satisfied (hereinafter, “Covenant Defeasance”) and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For the purposes hereof, such Covenant Defeasance means that, (i) with respect to the outstanding Notes of the applicable series, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant with respect to such Notes, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on such Notes may not be accelerated because of an Event of Default specified in Sections 7.1(3) (insofar as it relates to Sections 4.4, 4.6 and 6.1 and any covenants provided pursuant to Section 2.1(23), 10.1(b) or 10.1(g)) or 7.1(5).

SECTION 9.4. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 9.2 or Section 9.3 to any series of Notes:

(1)            the Issuer must irrevocably deposit with the Trustee (or such other entity designated or appointed by the Trustee for this purpose), in trust, for the benefit of the Holders of the Notes of such series, (i) money in the currency in which payment of the Notes of such series is to be made; (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Notes of such series is to be made; or (iii) a combination thereof, in each case, in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding Notes of such series on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default with respect to such series of Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)            the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes of such series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(6)            the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 9.5. Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect as to any Notes or any series of Notes issued hereunder (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) when:

(1)            either (i) all such Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) shall have been delivered to the Trustee or the Registrar for cancellation; or (ii) all such Notes that have not been delivered to the Trustee or the Registrar for cancellation shall have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year, or if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Issuer has irrevocably deposited with the Trustee (or such other entity designated or appointed by the Trustee for this purpose), in trust, for the benefit of the Holders of such Notes, (x) money in the currency in which payment of the Notes of such series is to be made; (y) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Notes of such series is to be made; or (z) a combination thereof, in each case, in an amount that is sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee or the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)            no Default or Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit;

(3)            the Issuer and each Guarantor shall have paid or caused to be paid all sums payable by them under this Indenture with respect to the Notes of such series;

(4)            the Issuer shall have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be; and

(5)            the Issuer shall have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to such Notes have been satisfied.

SECTION 9.6. Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes of any series, the obligations of the Issuer to the Trustee under Section 8.6, the obligations of the Trustee to any Authenticating Agent under Section 2.4, shall survive such satisfaction and discharge, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (1) of Section 9.5, the obligations of the Trustee under Section 9.8 and the last paragraph of Section 4.3 shall survive such satisfaction and discharge.

SECTION 9.7. Acknowledgment of Discharge by Trustee. Subject to Section 9.10, after (i) the conditions of Section 9.4 or 9.5 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable with respect to the Notes of any series under this Indenture by the Issuer and the Guarantors and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to the Notes of a series have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture with respect to the Notes of such series, except for those surviving obligations specified in this Article IX.

SECTION 9.8. Application of Trust Moneys. All cash and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Sections 9.4 or 9.5 shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of the applicable series of all sums due and to become due thereon for principal, premium, if any, interest and Additional Amounts, if any, on the Notes, but such cash and Government Obligations need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 9.4 or 9.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes of the applicable series.

SECTION 9.9. Repayment to the Issuer; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer Order any cash or Government Obligations held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes of any series for which cash has been deposited pursuant to Section 9.4 or 9.5.

Any cash or Government Obligations held by the Trustee in trust or any Paying Agent under this Article, for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes of any series and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, has become due and payable shall be paid to the Issuer upon Issuer Order or if then held by the Issuer shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders of such series that such cash and Government Obligations remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such cash and Government Obligations then remaining will be repaid to the Issuer.

SECTION 9.10. Reinstatement. If the Trustee or any Paying Agent is unable to apply any cash or Government Obligations in accordance with Sections 9.2, 9.3, 9.4 or 9.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Sections 9.2, 9.3, 9.4 or 9.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash or Government Obligations in accordance with Sections 9.2, 9.3, 9.4 or 9.5; provided, however, that if the Issuer has made any payment of interest on, premium, if any, principal and Additional Amounts, if any, on the Notes of such series because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Government Obligations held by the Trustee or Paying Agent.

ARTICLE X

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1. Without Consent of Holders of Notes. Notwithstanding Section 10.2 hereof, the Issuer, the applicable Guarantors and the Trustee together may amend or supplement this Indenture, any series of Notes or the Guarantees without the consent of any Holder of a Note:

(a)            to evidence the succession of another Person to the Issuer or Smurfit Westrock (if not the Issuer) under this Indenture and the Notes of any series and the assumption by such successor of the obligations of the Issuer or Smurfit Westrock hereunder;

(b)            to add covenants for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer with regard to all or any series of Notes (and if any such surrender is to be made with regard to less than all series of Notes, stating that such surrender is expressly being made solely with regard to such series);

(c)            to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such additional Events of Default are to be for the benefit of less than all series of Notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(d)            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form;

(e)            to add to, change or eliminate any of the provisions of this Indenture in respect of all or any series of Notes (and if such addition, change or elimination is to apply to less than all series of Notes, stating that it is expressly being made to apply solely with respect to such series); provided that any such addition, change or elimination (1) shall neither (i) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (2) shall become effective only when there is no such Note outstanding;

(f)            to secure the Notes of any series or any Guarantee with respect to such Notes;

(g)           to establish the form or terms of Notes of any series hereunder;

(h)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.7;

(i)            to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein;

(j)            to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (j) shall not adversely affect the interests of the Holders of any Notes of any outstanding series in any material respect;

(k)            to add one or more Guarantors with respect to the Notes as parties to this Indenture or to release Guarantors in accordance with the provisions of this Indenture;

(l)            to qualify this Indenture under the TIA;

(m)          to supplement any provisions of this Indenture necessary to permit or facilitate the defeasance and discharge of any series of Notes; provided that such action does not adversely affect the interests of the Holders of Notes of such series or any other series;

(n)           to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded;

(o)           to comply with the rules of any applicable Depositary;

(p)           subject to any limitations established pursuant to Section 2.1, to provide for the issuance of additional Notes of any series; or

(q)           to conform any provision of this Indenture, any supplemental indenture, one or more series of Notes or any related Guarantees or security documents, if any, to the description of such Notes contained in any prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the Notes of such series.

Notwithstanding anything to the contrary in the paragraph above, in order to effect an amendment authorized by clause (k) above, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by the Issuer, such additional Guarantor and the Trustee. Any other amendments permitted by this Indenture need only be duly authorized and executed by Issuer and the Trustee.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.5, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

SECTION 10.2. With Consent of Holders of Notes. The Issuer, the applicable Guarantors and the Trustee may amend or supplement this Indenture, any series of Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), and, subject to Section 7.7, any existing Default, an Event of Default or its consequences or compliance with any provision of this Indenture, such series of Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(a)            reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(b)            reduce the principal of or change the fixed maturity of such Notes;

(c)            reduce the rate of or change the time for payment of interest on such Notes;

(d)            reduce the premium or amount payable upon the redemption of such Note or change the time at which such Notes may be redeemed as described in paragraphs 7 and 8 of such Notes;

(e)            waive a Default or Event of Default in the payment of principal of, or interest, premium or Additional Amounts, if any, on such Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(f)            make any Note payable in money other than that stated in such Notes;

(g)            make any change in the provisions of this Indenture relating to the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any Guarantee in respect thereof;

(h)           waive a redemption payment with respect to such Notes;

(i)            make any change in the provisions of this Indenture described in Section 4.7 hereof and paragraph 2 of such Notes that adversely affects the rights of any Holder of such Notes or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(j)            make any change in the preceding amendment and waiver provisions; or

(k)            if such Notes are convertible into or for any other securities or property of the Issuer, make any change that adversely affects in any material respect the right to convert any Note of such series (except as permitted by Section 10.1) or decrease the conversion rate or increase the conversion price of any such Note of such series, unless such decrease or increase is permitted by the terms of such Note.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes of the applicable series as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.5, the Trustee shall join with the Issuer and the applicable Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders of the applicable series of Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of the applicable series of Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 10.3. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

SECTION 10.4. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes of a series, may issue and the Trustee shall authenticate new Notes of such series that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.5. Trustee to Sign Amendments, etc. The Trustee shall, at the cost and expense of the Issuer, execute any amendment, supplement or waiver authorized pursuant to this Article X; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that (i) the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture and (ii) subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws affecting the rights of creditors generally and to the principles of equity, whether considered in a proceeding at law or in equity, constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms; provided that the Trustee may, in its sole discretion, waive the requirement of an Opinion of Counsel with respect to clause (i).

ARTICLE XI

GUARANTEES

SECTION 11.1. Guarantee. (a)  Subject to the provisions of Section 11.2 hereof and any other limitations under applicable law, each Guarantor (which for the avoidance of doubt, shall include (i) Smurfit Westrock, if either SKT or SWF is the Issuer, (ii) SKT, if either Smurfit Westrock or SWF is the Issuer, and (ii) SWF, if either Smurfit Westrock or SKT is the Issuer) hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes issued pursuant to this Indenture and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes and all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). Each Guarantor further agrees (to the extent permitted by and subject to requirements under applicable law) that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article XI (to the extent permitted by and subject to requirements under applicable law), notwithstanding any extension or renewal of any Guarantee Obligation.

(b)            To the extent permitted by law, each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guarantee Obligations and also waives notice of protest for nonpayment, including, for the avoidance of doubt, any right of subrogation in relation to the Holders in respect of any such Guarantee Obligations. Each Guarantor waives notice of any default under the Notes or the Guarantee Obligations. The obligations of each Guarantor hereunder shall not (to the extent permitted by and subject to requirements under applicable law) be affected by: (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer, any other Guarantor or any other person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guarantee Obligations or any of them; or (v) any change in the ownership of the Issuer.

(c)            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantee Obligations.

(d)            Subject to the provisions of Section 11.2 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantee Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent permitted by law) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent permitted by law) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement; (ii) any waiver or modification of any thereof; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guarantee Obligations; or (iv) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(e)            Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest or Additional Amounts, if any, on any of the Guarantee Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization (including examinership) of the Issuer or otherwise.

(f)            Subject to the provisions of Section 11.2 hereof, in furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantee Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee for and on behalf of itself and the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantee Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantee Obligations then due and owing (but only to the extent not prohibited by law). Payments made under the Guarantees shall be made to the Trustee on behalf of the Holders.

(g)            Each Guarantor further agrees that, as between it, on the one hand, and the Holders, on the other hand, but subject always to Section 11.2 hereof, (x) the maturity of the Guarantee Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantee Obligations, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of its Guarantee.

(h)            Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 11.1.

(i)            Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes of any series to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 11.2. Limitation on Liability. (a)  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guarantee Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law.

(b)            The liability of each Guarantor under this Article XI shall be limited to the extent of the limitations (if any) set out in any supplemental indenture executed by a Subsidiary providing for a Guarantee.

SECTION 11.3. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes of the applicable series shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

SECTION 11.5. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.6. Release of Guarantor. The Guarantee of a Guarantor will be released with respect to the Notes:

(1)            in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Smurfit Westrock or a Subsidiary of Smurfit Westrock;

(2)            in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Smurfit Westrock or a Subsidiary of Smurfit Westrock, if the Guarantor ceases to be a Subsidiary of Smurfit Westrock as a result of the sale or other disposition;

(3)            upon the release or discharge of the guarantee or other obligation of such Guarantor under the Revolving Facility Agreement, or such other guarantee or other obligation that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee; provided that the guarantee of such Guarantor under the Existing Notes has been released or is concurrently released;

(4)            by written notice from the Issuer to the Trustee if such Guarantor does not then guarantee any obligations under any of the Existing Notes (after giving effect to Indebtedness and guarantees concurrently being released or repaid);

(5)            in accordance with Article IX;

(6)            upon the full and final payment and performance of all obligations of the Issuer and the Guarantors under this Indenture and the Notes;

(7)            upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided for in Article VIII; or

(8)            by written notice from the Issuer to the Trustee so long as the Notes have an Investment Grade rating from two or more Rating Agencies; provided that none of the Existing Notes are guaranteed by such Guarantor (after giving effect to guarantees concurrently being released) and no Default or Event of Default shall have occurred and be continuing at the time of such written notice, provided, however, that, notwithstanding the above, any Guarantee by Smurfit Westrock may only be released to the extent that the Ultimate Parent has provided a Guarantee of the Notes (other than any release pursuant to clauses (5), (6) and (7) above).

At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1. Notices, Etc. to Trustee, the Issuer and any Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1)            the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile or electronic transmission) to or with the Trustee at:

Deutsche Bank Trust Company Americas

Trust and Securities Services

1 Columbus Circle, 4th Floor

Mail Stop: NYC01-0417

New York, New York 10019

USA

Attn: Corporates Team, Smurfit Westrock, AA8433

or

(2)            the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer at the address of Smurfit Westrock’s principal office specified in writing to the Trustee, which shall be, until further notice:

Attention: Secretary
Smurfit Westrock plc
Beech Hill
Clonskeagh
Dublin 4
Ireland
Email address: investor.relations@smurfitwestrock.com

with a copy to:

Attention: Stuart Morrissy
Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
USA
Email: stuart.morrissy@hoganlovells.com

SECTION 12.2. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Register, or by electronic transmission, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

SECTION 12.3. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or an Agent to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee such certificates and opinions as may be required under the TIA; provided, however, that no Opinion of Counsel shall be required in connection with (i) the issuance of Notes that are part of any series as to which such an opinion required under the TIA has been furnished, (ii) a request by the Issuer that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officers’ Certificate with respect to such notice, or (iii) a cancellation order delivered pursuant to Section 2.10. Each such certificate and opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Issuer, and an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his or her certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Officer or Officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 12.4. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided, however, that an issuer of an Opinion of Counsel may reasonably rely as to any matter of fact on an Officers’ Certificate or a certificate of a public official.

SECTION 12.5. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the Beneficial Owners of interests in any such Global Note.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person’s holding the same, shall be proved by the Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

The Issuer may set any day as a record date for the purpose of determining the Holders of outstanding Notes of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes of such series, but the Issuer shall have no obligation to do so; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes of the relevant series in the manner set forth in Section 12.1 or Section 12.2.

The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Notes of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 7.2, (iii) any request to institute proceedings referred to in Section 7.9 or (iv) any direction referred to in Section 7.8, in each case with respect to Notes of such series. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Notes of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Notes of the relevant series in the manner set forth in Section 12.1 or Section 12.2.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes of the relevant series in the manner set forth in Section 12.2, on or prior to the then existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day following such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day following the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 12.6. Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 12.7. Governing Law. Each of this Indenture, the Notes of any series and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.8. Submission to Jurisdiction; Appointment of Agent for Service. To the fullest extent permitted by applicable law, the Issuer and each Guarantor irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer and each Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designate and appoint Smurfit WestRock US Holdings Corporation (the “Authorized Agent”) as its authorized agent upon whom process may be served in any such suit or proceeding. The Issuer and each Guarantor represent and warrant that the Authorized Agent has accepted such appointment and irrevocably agreed to act as said agent for service of process. The Issuer and each Guarantor agree that service of process upon its Authorized Agent and written notice of said service to the Issuer or a Guarantor, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, respectively, in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Issuer arising out of or based on this Indenture or the transactions contemplated hereby may also be instituted in any competent court in Ireland and the Issuer expressly accepts the jurisdiction of any such court in any such action. The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby. Each party to this Indenture waives, to the fullest extent permitted by applicable law, any right that it may have to a trial by jury in respect of any proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby. The provisions of this Section 12.8 are intended to be effective upon the execution of this Indenture and the Notes of any series without any further action by the Issuer, any Guarantor or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 12.9. No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes of any series, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

SECTION 12.10. Currency Calculation. Except as otherwise specifically set forth herein, for purposes of determining compliance with any Dollar-denominated restriction herein, the Dollar-equivalent amount for purposes hereof that is denominated in a Non-Dollar Currency shall be calculated based on the relevant currency exchange rate in effect on the date such Non-Dollar Currency amount is incurred or made, as the case may be. The Trustee or Paying Agent shall have no obligation or responsibility to calculate or confirm such calculation.

SECTION 12.11. Successors. All agreements of the Issuer and the Guarantors in this Indenture, the Notes of any series and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or other documents related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

SECTION 12.13. Severability. In case any one or more of the provisions in this Indenture or in the Notes of any series shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.15. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

Very truly yours,

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorised Signatory

By:	/s/ Gillian Carson-Callan
	Name:	Gillian Carson-Callan
	Title:	Authorised Signatory

[Signature Page to the Indenture]

SMURFIT WESTROCK FINANCING DAC

By:	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorised Signatory

By:	/s/ Gillian Carson-Callan
	Name:	Gillian Carson-Callan
	Title:	Authorised Signatory

[Signature Page to the Indenture]

Smurfit Westrock plc
Smurfit Kappa Group LIMITED
Smurfit Kappa Investments Limited
Smurfit Kappa Acquisitions Unlimited Company
Smurfit Kappa Treasury Funding Designated Activity Company

By:	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Authorized Attorney

By:	/s/ Gillian Carson-Callan
	Name:	Gillian Carson-Callan
	Title:	Authorized Attorney

[Signature Page to the Indenture]

Smurfit International B.V.

By:	/s/ P.J.A. Koelewijn
	Name:	P.J.A. Koelewijn
	Title:	Authorized Signatory

By:	/s/ Marc van der Velden
	Name:	Marc van der Velden
	Title:	Authorized Attorney

[Signature Page to the Indenture]

Smurfit WestRock US Holdings Corporation
WestRock Company
WestRock MWV, LLC
WRKCo. Inc.

By:	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Chief Financial Officer, Smurfit Westrock Group

By:	/s/ Steven B. Nickerson
	Name:	Steven B. Nickerson
	Title:	Secretary

[Signature Page to the Indenture]

WestRock RKT, LLC

By:	/s/ Ken Bowles
	Name:	Ken Bowles
	Title:	Chief Financial Officer, Smurfit Westrock Group

By:
/s/ Steven B. Nickerson
Name:	Steven B. Nickerson
Title:	Secretary

[Signature Page to the Indenture]

Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar

By:	/s/ Denise Kellerk
	Name:	Denise Kellerk
	Title:	Vice President

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

[Signature Page to the Indenture]

SCHEDULE A

SUBSIDIARY GUARANTORS

Name	Jurisdiction	Registration Number (or equivalent, if any)
Smurfit Kappa Group Limited	Ireland	433527
Smurfit Kappa Investments Limited	Ireland	380620
Smurfit Kappa Acquisitions Unlimited Company	Ireland	358039
Smurfit Kappa Treasury Funding Designated Activity Company	Ireland	239631
Smurfit Kappa Treasury Unlimited Company (when it is not the Issuer under this Indenture)	Ireland	177324
Smurfit Westrock Financing Designated Activity Company (when it is not the Issuer under this Indenture)	Ireland	774613
Smurfit International B.V.	Netherlands	33149443
Smurfit WestRock US Holdings Corporation	State of Delaware	7665333
WestRock Company	State of Delaware	6727858
WestRock MWV, LLC	State of Delaware	3429632
WRKCo. Inc.	State of Delaware	5688407
WestRock RKT, LLC	State of Georgia	J518706

A-1

EXHIBIT A

TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Global Notes Legend]

UNLESS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-1

[insert name of applicable issuer]

[insert title of the notes]

CUSIP:

ISIN:

No.

[Insert name of applicable Issuer], a [•] company incorporated under the laws of [•] and having its registered office at [•] (the “Issuer”, which term includes any successor corporation), for value received promises to pay ________ to [•] or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on [•], [•].

Interest Payment Dates: [•] [•] and [•] [•] of each year, commencing [•], [•].

Record Dates: [•] [•] and [•] [•] of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-2

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or electronically by its duly authorized officers.

Dated:

[Insert name of applicable Issuer]

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Global Note]

This is one of the Notes referred to
in the within-mentioned Indenture:

Deutsche Bank Trust Company Americas, as Authenticating Agent for Deutsche Bank Trust Company Americas, as Trustee

By:
Name:
Title:

Dated:

[Signature Page to Global Note]

[FORM OF REVERSE]

[Insert name of applicable issuer]

[insert tiTle of the notes]

1. Interest. [INSERT NAME OF APPLICABLE ISSUER], a [•] company incorporated under the laws of [•] and having its registered office at [•] (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will be payable [semi-annually] in arrears on [•] [•] and [•] [•] of each year, commencing [•], [•]. The Issuer will make each interest payment to the Holders of record at the close of business on the immediately preceding [•] [•] and [•] [•] of each year. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of DTC. Interest on the Notes will accrue at the rate of [[•]% per annum] on the aggregate nominal amount of the Notes outstanding. Interest accruing on all Notes then outstanding shall be payable in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a [360-day year consisting of twelve 30-day months].

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2. Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)  any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)  any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)  except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)  any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)  any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)  any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)  a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)  any Taxes imposed, deducted or withheld pursuant to Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the issue date (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;

(9)  all United States backup withholding taxes;

(10)  any Tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or

(11)  any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3. Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in [Dollars][Non-Dollars Currency]. Immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, maturity date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4. Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Transfer Agent. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5. Indenture. The Issuer issued the Notes under an Indenture, dated as of November 21, 2025 (the “Base Indenture”), as supplemented by an Officers’ Certificate, dated [•], pursuant to Sections 2.1 and 12.4 of the Base Indenture (together with the Base Indenture, the “Indenture”), establishing certain terms of the Notes, among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes of the Issuer designated as its [Insert Title of the Notes] (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6. Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future Indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future Indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured Indebtedness to the extent of the value of the collateral securing such other Indebtedness; and (d) be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s Subsidiaries other than Smurfit Westrock’s Subsidiaries that are Guarantors.

7. Optional Redemption. Except as set forth below in this Paragraph 7 or under Paragraph 8, none of the Notes will be redeemable prior to [•], [•].

[Any optional redemption provisions to be included.]

8. Special Tax Redemption. The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if a Payor determines that, as a result of: (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the original issue date of the Notes, the Change in Tax Law must become effective on or after the original issue date of the Notes. In the case of a Successor Issuer or any Person who becomes a Guarantor after the original issue date of the Notes or any successor of any Guarantor, the Change in Tax Law must become effective after the date that the Issuer first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

9. Guarantees. The payment by the Issuer of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 11.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

10. Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of [•] and integral multiples of [•]. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

11. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

12. Unclaimed Funds. If funds for the payment of principal of, premium, if any, interest or Additional Amounts, if any, on the Notes remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

15. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

16. Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (4) of Section 7.1 of the Base Indenture) occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

17. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs, by manual, electronic or facsimile signature, the certificate of authentication on this Note.

20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

21. CUSIPs and ISINs. The Issuer has caused CUSIPs and ISINs to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be        . The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

EXHIBIT B
TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Insert name of applicable issuer]

[INSERT TITLE OF THE NOTES]

CUSIP:

ISIN:

No.

[INSERT NAME OF APPLICABLE ISSUER], a [•] company incorporated under the laws of [•] and having its registered office at [•] (the “Issuer”, which term includes any successor corporation), for value received promises to pay ________ to [•] or registered assigns upon surrender hereof the principal sum of _________ [CURRENCY] (________), on [•], [•].

Interest Payment Dates: [•] [•] and [•] [•] of each year, commencing [•], [•].

Record Dates: [•] [•] and [•] [•] of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or electronically by its duly authorized officers.

Dated:

[Insert name of applicable Issuer]

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

[Deutsche Bank Trust Company Americas], as Authenticating Agent for Deutsche Bank Trust Company Americas, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

[Insert name of applicable issuer]

[INSERT TITLE OF THE NOTES]

1. Interest. [Insert name of applicable issuer], a [•] company incorporated under the laws of [•] and having its registered office at [•] (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will be payable [semi-annually] in arrears on [•] [•] and [•] [•] of each year, commencing [•], [•]. The Issuer will make each interest payment to the Holders of record at the close of business on the immediately preceding [•] [•] and [•] [•] of each year. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of DTC. Interest on the Notes will accrue at the rate of [[•]% per annum] on the aggregate nominal amount of the Notes outstanding. Interest accruing on all Notes then outstanding shall be payable in cash. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a [360-day year consisting of twelve 30-day months].

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2. Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)  any Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)  any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)  except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)  any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)  any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)  any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)  a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)  any Taxes imposed, deducted or withheld pursuant to Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the issue date (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;

(9)  all United States backup withholding taxes;

(10)  any Tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or

(11) any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3. Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in [Dollars][Non-Dollar Currency]. With respect to payments in Dollars, if (i) a Holder has given wire transfer instructions to the Issuer and the Paying Agent in writing and (ii) the Paying Agent has received such written wire transfer instruction at least 15 days prior to the date of the relevant payment, then the Issuer will pay all interest, premium and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions by wire transfer of same day funds to the Paying Agent who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct. In all other cases, the Issuer may elect to make payments of interest, premium and Additional Amounts, if any, on a Holder’s Notes by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of the Paying Agent and Registrar for the Notes unless the Issuer elects to make interest payments by check as previously described. If payments are made through the Paying Agent, immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, maturity date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4. Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Transfer Agent. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5. Indenture. The Issuer issued the Notes under an Indenture, dated as of November 21, 2025 (the “Base Indenture”), as supplemented by an Officers’ Certificate, dated [•], pursuant to Sections 2.1 and 12.4 of the Base Indenture (together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes of the Issuer designated as its [Insert title of the Notes] (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6. Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such other indebtedness; and (d) be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s Subsidiaries other than Smurfit Westrock’s Subsidiaries that are Guarantors.

7. Optional Redemption. Except as set forth below in this Paragraph 7 or under Paragraph 8, none of the Notes will be redeemable prior to [•], [•].

[Any optional redemption provisions to be included.]

8. Special Tax Redemption. The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if a Payor determines that, as a result of: (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the original issue date of the Notes, the Change in Tax Law must become effective on or after the original issue date of the Notes. In the case of a Successor Issuer or any Person who becomes a Guarantor after the original issue date of the Notes or any successor of any Guarantor, the Change in Tax Law must become effective after the date that the Issuer first makes payment on the Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the Notes.

9. Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 11.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

10. Denominations; Form; Transfer and Exchange. The Notes are in definitive registered form, without coupons, in denominations of [•] and integral multiples of [•]. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

11. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

12. Unclaimed Funds. If funds for the payment of principal of, premium, if any, interest or Additional Amounts, if any, on the Notes remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

15. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

16. Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (4) of Section 7.1 of the Base Indenture) occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

17. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs, by manual, electronic or facsimile signature, the certificate of authentication on this Note.

20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

21. CUSIPs and ISINs. The Issuer has caused CUSIPs and ISINs to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint          agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________ Your Signature: ______________________

Sign exactly as your name appears on the other side of this Note.